EXHIBIT 23.2

            CONSENT OF HILL, BARTH & KING, INC., INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 and related Prospectus of AK Holding Corporation for the registration of 1,500,000 shares of its common stock and to the incorporation therein of our report dated September 28, 1998 relating to the financial statements of AK Holding Corporation as of September 24, 1998 and for the period from September 4, 1997 (date of inception) to September 24, 1998.


                                             HILL, BARTH & KING, INC.
                                             Certified Public Accountants


Naples, Florida
September 29, 1998